UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2012

SANDALWOOD VENTURES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54507	68-0679096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Riverside House, Riverside Drive
Aberdeen, United Kingdom AB11 7LH
 (Address of principal executive offices)

Registrant’s telephone number, including area code:  +44-122-422-4328

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On March 1, 2012, the Board of Directors of Sandalwood Ventures, Ltd. (the “Company” or the “Registrant”) dismissed GBH CPAs, PC, as its independent registered public accounting firm. On the same date, March 1, 2012, the accounting firm of MaloneBailey, LLP, was engaged as the Registrant's new independent registered public accounting firm. The Board of Directors of the Registrant approved the dismissal of GBH CPAs, PC and the engagement of MaloneBailey, LLP, as its independent auditor. The report of GBH CPAs, PC on the Company's financial statements for the period from April 10, 2007 (inception) through June 30, 2011, did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements for the fiscal year ended June 30, 2011 included a going concern qualification in the Registrant's audited financial statements.

During the period from April 10, 2007 (inception) through June 30, 2011, and the subsequent interim periods thereto, through the date of dismissal, there were no disagreements with GBH CPAs, PC whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to GBH CPAs, PC's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Registrant's financial statements.

The Registrant has requested that GBH CPAs, PC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Such letter is attached as Exhibit 16.1.

On March 1, 2012, the Registrant engaged MaloneBailey, LLP, as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the Registrant has not consulted MaloneBailey, LLP, regarding any of the matters described in Item 304(a)(1)(v) and Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit #	Description of Exhibit
16.1*	Letter from GBH CPAs, PC dated March 5, 2012, to the Securities and Exchange Commission regarding statements included in this Form 8-K.
 * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sandalwood Ventures, Ltd.

By:	/s/ Edwin Slater
Edwin Slater
Title: Chief Executive Officer

Date:   March 6, 2012